Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-261873

Prospectus Supplement No. 13

(To Prospectus dated February 14, 2022)

BELLRING DISTRIBUTION, LLC

78,076,819 SHARES OF COMMON STOCK

This prospectus supplement updates, amends and supplements the prospectus dated February 14, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-4 and Form S-1 (Registration No. 333-261873). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained or incorporated by reference below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 29 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 1, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

BELLRING DISTRIBUTION, LLC

(Exact name of registrant as specified in its charter)

333-261741
Delaware	333-261873	87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 S. Hanley Road St. Louis Missouri	63144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Pricing of BellRing Distribution, LLC Senior Notes

On March 1, 2022, BellRing Distribution, LLC (“New BellRing”), currently a wholly-owned subsidiary of Post Holdings, Inc. (“Post”), announced the pricing of the previously announced offering (the “Offering”) of senior notes by the Selling Noteholders (as defined below) thereof. New BellRing priced $840.0 million in aggregate principal amount of 7.00% senior notes due 2030 (the “Notes”) at par.

The Offering is being undertaken in connection with the previously disclosed distribution (the “Distribution”) of 80.1% of Post’s ownership interest in New BellRing to Post’s shareholders. As provided in the Transaction Agreement and Plan of Merger (the “Transaction Agreement”), dated October 26, 2021, as amended February 28, 2022, among Post, New BellRing, BellRing Brands, Inc. (“BellRing”) and BellRing Merger Sub Corporation, a wholly-owned subsidiary of New BellRing (“Merger Sub”), the Notes will initially be issued by New BellRing to Post, together with all of New BellRing’s outstanding limited liability company interests, in exchange for the contribution by Post of (i) all of its nonvoting common units of BellRing Brands, LLC (“BellRing LLC”) and the sole outstanding share of BellRing’s Class B common stock, par value $0.01 per share, and (ii) $550.4 million in cash. Post will then exchange (the “Debt Exchange”) the Notes for certain debt obligations of Post with the holders thereof (or their respective affiliates) (the “Selling Noteholders”). The Selling Noteholders offered the Notes for sale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. Following the closing of the Offering and prior to the Distribution and the merger described below, New BellRing will convert into a Delaware corporation and change its name to BellRing Brands, Inc., and, at the same time, the current BellRing Brands, Inc. will change its name to BellRing Intermediate Holdings, Inc. Following completion of the Distribution, Merger Sub will merge with and into BellRing (the “Merger”) and New BellRing will become a new public holding company and the successor registrant to BellRing. New BellRing will use the cash received from Post, along with cash on hand and a draw on the new revolving credit facility (the “New BellRing Credit Facility”) that it will enter into as part of the transactions, to refinance BellRing LLC’s existing indebtedness and to pay fees and expenses related to the transaction, as well as to distribute cash to existing BellRing Brands, Inc. stockholders in connection with the Merger. New BellRing will not receive any proceeds from the Offering of the Notes by the Selling Noteholders.

Upon the completion of the Offering, the Notes will be unsecured unsubordinated obligations of New BellRing, and, on the fourteenth day after the closing date of the Offering, will be guaranteed by New BellRing’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries designated as unrestricted subsidiaries). The Notes will not be an obligation of Post or any of Post’s wholly-owned subsidiaries.

The Offering is expected to close on March 10, 2022, subject to market and certain other conditions, including consummation of the Debt Exchange, New BellRing’s entry into the New BellRing Credit Facility and the consummation of the Distribution and the Merger, in each case, substantially concurrently with the consummation of the Offering, consistent in all material respects with the descriptions thereof set forth in the offering memorandum related to the Notes and the Offering.

A copy of the press release issued in connection with the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Distribution Date

In addition, Post has announced that the anticipated distribution date for its previously announced spin-off of 80.1% of its interest in BellRing is expected to be March 10, 2022, subject to the satisfaction of certain customary conditions.

A copy of the press release issued in connection with the announcement of the anticipated distribution date is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	BellRing Distribution, LLC Press Release dated March 1, 2022

99.2	Post Holdings, Inc. Press Release dated March 1, 2022

Cautionary Statement on Forward-Looking Language

Certain matters discussed in this filing are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include statements regarding the Offering, including the expected timing of the closing of the Offering, and Post’s proposed Distribution of a significant portion of its interest in New BellRing to Post shareholders, including the amount of New BellRing equity Post intends to distribute, the form of the Distribution, the amount of cash Post intends to contribute to New BellRing, New BellRing’s intended use of the cash it receives from Post and the expected timing of the completion of the proposed Distribution. There is no assurance that the proposed Offering or the proposed Distribution will be completed as anticipated or at all, and there are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the forward-looking statements made herein, including risks relating to unanticipated developments that prevent, delay or negatively impact the proposed Offering or the proposed Distribution, the ongoing conflict in Ukraine, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties described in Post’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements represent Post’s judgment as of the date of this filing. Post disclaims, however, any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

This filing does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. In connection with the proposed transaction, New BellRing (as BellRing Distribution, LLC) has filed a registration statement of New BellRing on Form S-4 (File No. 333-261741) with the SEC, which contains a prospectus of New BellRing and a definitive proxy statement of BellRing, dated February 3, 2022, and a registration statement of New BellRing on Form S-4/S-1 (File No. 333-261873) with the SEC, which contains a prospectus of New BellRing, dated February 14, 2022. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS/ PROSPECTUSES, PROXY STATEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, ANY AMENDMENTS OR SUPPLEMENTS TO THESE FILINGS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW BELLRING, BELLRING AND THE PROPOSED TRANSACTION. The registration statements were declared effective by the SEC on February 3, 2022, and a definitive proxy statement/prospectus was mailed on or about February 3, 2022 to stockholders of BellRing seeking that such stockholders adopt the definitive agreement for the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge from the SEC’s website, www.sec.gov, Post’s website, www.postholdings.com, or BellRing’s website, www.bellring.com.

The transaction and distribution of this filing may be restricted by law in certain jurisdictions and persons who come into possession of any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made, directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Participants in a Solicitation

BellRing, New BellRing, Post and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from BellRing’s stockholders with respect to the approvals required to complete the proposed transaction. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed transaction, by security holdings or otherwise, is set forth in BellRing’s definitive proxy statement filed with the SEC. Information regarding the directors and executive officers of Post is available in its definitive proxy statement, which was filed with the SEC on December 6, 2021. Information regarding the directors and executive officers of BellRing is available in its definitive proxy statement, which was filed with the SEC on December 29, 2021, and its definitive proxy statement relating to the proposed transaction, which was filed with the SEC on February 3, 2022. Free copies of these documents may be obtained as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2022	BellRing Distribution, LLC
(Registrant)
By: Post Holdings, Inc., its sole member

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

Exhibit 99.1

BellRing Distribution, LLC Announces Pricing of Senior Notes Offering

ST. LOUIS, March 1, 2022 – BellRing Distribution, LLC (“New BellRing”) today announced the pricing of its previously announced senior notes offering. New BellRing priced $840.0 million in aggregate principal amount of 7.00% senior notes due 2030 (the “Notes”). The Notes were offered in connection with Post Holdings, Inc.’s (“Post”) anticipated spin-off of 80.1% of its interest in New BellRing to Post shareholders. The Notes offering is expected to close on March 10, 2022, and is conditioned upon the substantially concurrent completion of the spin-off and the related merger of a subsidiary of New BellRing into BellRing Brands, Inc. (“BellRing”).

The Notes will be issued to Post as partial consideration for the transfer by Post to New BellRing of certain assets, including all of the equity interests held by Post in BellRing and BellRing Brands, LLC (“BellRing LLC”) and cash. Post will then transfer the Notes to certain of its lenders or their respective affiliates (the “Selling Noteholders”) to satisfy outstanding Post debt owed to the lenders. New BellRing will use the cash received from Post, along with cash on hand and a draw on the new revolving credit facility that it will enter into as part of the transactions, to refinance BellRing LLC’s existing indebtedness and to pay fees and expenses related to the transaction, as well as to distribute cash to existing BellRing stockholders in connection with the above-described merger. The Selling Noteholders are offering the Notes for resale in a transaction exempt from registration. The Selling Noteholders (or their respective affiliates) will receive all of the proceeds from such offering.

Upon the closing of the offering, the Notes will be unsecured unsubordinated obligations of New BellRing and, fourteen days after the closing of the offering, will be guaranteed by New BellRing’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries designated as unrestricted subsidiaries). The Notes will not be an obligation of Post or any of Post’s wholly-owned subsidiaries.

The Notes and the related subsidiary guarantees were offered by the Selling Noteholders to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement on Forward-Looking Language

Certain matters discussed in this press release are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include statements regarding the offering of the Notes, including the expected timing of the closing of the offering, and Post’s proposed distribution of a significant portion of its interest in New BellRing to Post shareholders, including the amount of New BellRing equity Post intends to distribute, the form of the distribution and New BellRing’s intended use of the cash it receives from Post. There is no assurance that the proposed offering or the proposed distribution will be completed as anticipated or at all, and there are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the forward-looking statements made herein, including risks relating to unanticipated developments that prevent, delay or negatively impact the proposed offering or the proposed distribution, the ongoing conflict in Ukraine, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties described in Post’s and BellRing’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements represent Post’s and BellRing’s judgment as of the date of this release. Post and BellRing disclaim, however, any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

This release does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. In connection with the proposed transaction, New BellRing (as BellRing Distribution, LLC) has filed a registration statement of New BellRing on Form S-4 (File No. 333-261741) with the SEC, which contains a prospectus of New BellRing and a definitive proxy statement of BellRing, dated February 3, 2022, and a registration statement of New BellRing on Form S-4/S-1 (File No. 333-261873) with the SEC, which contains a prospectus of New BellRing, dated February 14, 2022. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS/ PROSPECTUSES, PROXY STATEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, ANY AMENDMENTS OR SUPPLEMENTS TO THESE FILINGS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW BELLRING, BELLRING AND THE PROPOSED TRANSACTION. The registration statements were declared effective by the SEC on February 3, 2022, and a definitive proxy statement/prospectus was mailed on or about February 3, 2022 to stockholders of BellRing seeking that such stockholders adopt the definitive agreement for the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge from the SEC’s website, www.sec.gov, Post’s website, www.postholdings.com, or BellRing’s website, www.bellring.com.

The transaction and distribution of this release may be restricted by law in certain jurisdictions and persons who come into possession of any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made, directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Participants in a Solicitation

Post, BellRing, New BellRing and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from BellRing’s stockholders with respect to the approvals required to complete the proposed transaction. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed transaction, by security holdings or otherwise, is set forth in BellRing’s definitive proxy statement filed with the SEC. Information regarding the directors and executive officers of Post is available in its definitive proxy statement, which was filed with the SEC on December 6, 2021. Information regarding the directors and executive officers of BellRing is available in its definitive proxy statement, which was filed with the SEC on December 29, 2021, and its definitive proxy statement relating to the proposed transaction, which was filed with the SEC on February 3, 2022. Free copies of these documents may be obtained as described above.

About Post Holdings, Inc.

Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories.

About BellRing Brands, Inc.

BellRing Brands, Inc. is a holding company operating in the global convenient nutrition category offering ready-to-drink shake and powder protein products. Its primary brands, Premier Protein® and Dymatize®, appeal to a broad range of consumers and are distributed across a diverse network of channels including club, food, drug, mass, eCommerce, specialty and convenience.

Contact:

Investor Relations

Jennifer Meyer

jennifer.meyer@postholdings.com

(314) 644-7665

Exhibit 99.2

Post Holdings Announces Distribution Date for the Spin-Off of Its Interest in BellRing

ST. LOUIS, March 1, 2022 - Post Holdings, Inc. (NYSE:POST) (“Post”) today announced the distribution date for the anticipated spin-off of 80.1% of Post’s interest in BellRing Brands, Inc. (“BellRing”) to Post shareholders.

Subject to the satisfaction of certain customary conditions as described below, Post is expected to distribute an aggregate of 78,076,819 shares of common stock of BellRing Distribution, LLC (which will convert into a Delaware corporation prior to the distribution and be renamed “BellRing Brands, Inc.”) (“New BellRing”) on March 10, 2022 (the “distribution date”) on a pro rata basis to Post shareholders. Based on the number of shares of Post common stock outstanding as of 5:00 p.m. Central Time on February 25, 2022 (the “record date”), Post shareholders will receive 1.267788 shares of New BellRing common stock for each share of Post common stock held. Post shareholders will receive cash in lieu of any fractional shares of New BellRing common stock. Trading in Post shares, with or without New BellRing shares, and in New BellRing shares alone, is described below under “Two-Way Trading for Post Common Stock on the NYSE.”

The distribution is subject to the satisfaction or waiver of certain conditions, including the receipt of certain tax opinions and the approval of BellRing’s stockholders (including the approval of BellRing’s stockholders other than Post, New BellRing and their respective affiliates). There can be no assurance that the proposed transactions will be completed as anticipated or at all.

Two-Way Trading for Post Common Stock on the NYSE

Beginning on February 24, 2022, and continuing through and including the close of trading on the distribution date, there are two markets in Post common stock on the New York Stock Exchange (the “NYSE”): a “regular way” market and an “ex-distribution” market. During this period of two-way trading in Post common stock, a Post shareholder can sell the right to his or her shares of New BellRing common stock that he or she will receive pursuant to the distribution in a “when issued” market. These trading options are outlined in further detail below.

POST

If, during the period of two-way trading, a Post shareholder sells shares of Post common stock in the “regular way” market (under Post’s NYSE symbol, “POST”), the shareholder will be selling both his or her shares of Post common stock and his or her right to receive shares of New BellRing common stock pursuant to the distribution.

POST WI

If, during this period of two-way trading, a Post shareholder sells shares of Post common stock in the “ex-distribution” market (under the temporary NYSE symbol “POST WI”), the shareholder will be selling only his or her shares of Post common stock and will be retaining his or her right to receive shares of New BellRing common stock pursuant to the distribution.

BRBR WI

A Post shareholder also has the option of selling his or her right to shares of New BellRing common stock and to retain his or her shares of Post common stock during this period in the “when issued” market. This option will be available under the temporary NYSE symbol “BRBR WI”.

Trades under the symbols “POST WI” and “BRBR WI” will settle following the distribution date. If the distribution is not completed, all trades under the symbols “POST WI” and “BRBR WI” will be cancelled.

1

In all cases, investors are encouraged to consult with their financial advisors regarding the specific implications of selling shares of their Post common stock or the right to receive shares of New BellRing common stock on or before the close of trading on the distribution date.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include statements regarding Post’s proposed distribution of a significant portion of its interest in BellRing to Post shareholders, including the amount of New BellRing equity Post intends to distribute, the form of the distribution and the expected timing of the completion of the proposed transaction. There is no assurance that the proposed distribution will be completed as anticipated or at all, and there are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the forward-looking statements made herein, including risks relating to unanticipated developments that prevent, delay or negatively impact the proposed distribution, the ongoing conflict in Ukraine, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties described in Post’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements represent Post’s judgment as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

This release does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction, New BellRing (as BellRing Distribution, LLC) has filed a registration statement of New BellRing on Form S-4 (File No. 333-261741) with the SEC, which contains a prospectus of New BellRing and a definitive proxy statement of BellRing, dated February 3, 2022, and a registration statement of New BellRing on Form S-4/S-1 (File No. 333-261873) with the SEC, which contains a prospectus of New BellRing, dated February 14, 2022. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS/ PROSPECTUSES, PROXY STATEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, ANY AMENDMENTS OR SUPPLEMENTS TO THESE FILINGS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW BELLRING, BELLRING AND THE PROPOSED TRANSACTION. The registration statements were declared effective by the SEC on February 3, 2022, and a definitive proxy statement/prospectus was mailed on or about February 3, 2022 to stockholders of BellRing seeking that such stockholders adopt the definitive agreement for the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge from the SEC’s website, www.sec.gov, Post’s website, www.postholdings.com, or BellRing’s website, www.bellring.com.

The transaction and distribution of this release may be restricted by law in certain jurisdictions and persons who come into possession of any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made, directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

2

Participants in a Solicitation

Post, BellRing, New BellRing and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from BellRing’s stockholders with respect to the approvals required to complete the proposed transaction. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed transaction, by security holdings or otherwise, is set forth in BellRing’s definitive proxy statement filed with the SEC. Information regarding the directors and executive officers of Post is available in its definitive proxy statement, which was filed with the SEC on December 6, 2021. Information regarding the directors and executive officers of BellRing is available in its definitive proxy statement, which was filed with the SEC on December 29, 2021, and its definitive proxy statement relating to the proposed transaction, which was filed with the SEC on February 3, 2022. Free copies of these documents may be obtained as described above.

About Post Holdings, Inc.

Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods, Bob Evans Farms and BellRing Brands. Post Consumer Brands is a leader in the North American ready-to-eat cereal category and also markets Peter Pan® nut butters. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. Post’s publicly-traded subsidiary BellRing Brands, Inc. is a holding company operating in the global convenient nutrition category through its primary brands of Premier Protein® and Dymatize®. Post participates in the private brand food category through its investment with third parties in 8th Avenue Food & Provisions, Inc., a leading, private brand centric, consumer products holding company. For more information, visit www.postholdings.com.

Contact:

Investor Relations

Jennifer Meyer

jennifer.meyer@postholdings.com

(314) 644-7665

Media Relations

Lisa Hanly

lisa.hanly@postholdings.com

(314) 665-3180

3